Exhibit 10.2

VITESSE ENERGY, INC.

TRANSITIONAL EQUITY AWARD ADJUSTMENT PLAN

1. Purpose of the Plan

The purpose of this Transitional Equity Award Adjustment Plan (the “Plan”) is to provide for the grant by Vitesse Energy, Inc., a Delaware corporation (“Vitesse”), of stock options and restricted stock units (“RSUs”), and the treatment of certain issued and outstanding shares of Vitesse common stock as restricted stock, as adjustments to certain compensatory equity awards granted by Jefferies Financial Group Inc. (“Jefferies”) that are outstanding under the Jefferies Equity Compensation Plan effective March 25, 2021 (the “ECP”), the Jefferies 2003 Incentive Compensation Plan as amended and restated as of March 25, 2021 (the “2003 Plan”) and the Jefferies 1999 Directors’ Stock Compensation Plan as amended and restated March 25, 2021 (the “1999 Plan” and, with the ECP and 2003 Plan, the “Jefferies Plans”) at the close of business on January 13, 2023 (the “Effective Time”). Such adjustments are made under the terms of the Jefferies Plans in connection with the separation of Vitesse from Jefferies, effected by Jefferies’ distribution of Vitesse common stock to its shareholders at the Effective Time (the “Spin-Off”). Vitesse is assuming the Jefferies Plans, to the extent specified and on the terms set forth in this Plan. The ECP is attached hereto as Attachment B, the 2003 Plan is attached hereto as Attachment C and the 1999 Plan is attached hereto as Attachment D.

2. Definitions

In addition to terms defined in Section 1, the following terms shall be defined as set forth below:

2.1 “Awards” means Options exercisable for Shares, RSUs settleable by issuance of Shares and Shares of Vitesse restricted stock granted or treated as granted under the Plan.

2.2 “Beneficiary” means any person or trust that has been designated by a Participant in his or her most recent written beneficiary designation filed with the Jefferies Committee to receive the benefits specified under the Plan upon such Participant’s death. If, upon a Participant’s death, there is no designated Beneficiary or surviving designated Beneficiary, then the term Beneficiary means any person or trust entitled by will or the laws of descent and distribution to receive such benefits.

2.3 “Code” means the Internal Revenue Code of 1986, as amended, including regulations thereunder and successor provisions and regulations thereto.

2.4 “Committees” means the Vitesse Committee and the Jefferies Committee, acting jointly under Section 3.3.

2.5 “Exchange Act” means the Securities Exchange Act of 1934, as amended, including regulations thereunder and successor provisions and regulations thereto.

2.6 “Fair Market Value,” means, with respect to a Share at a given date, the closing sales price of a Share in composite trading of New York Stock Exchange-listed securities for that date or, if no sale occurred on that date, on the latest preceding day on which a sale occurred, as reported by a reliable reporting service; provided, however, that if Shares are no longer listed on the New York Stock Exchange at a determination date, Fair Market Value shall be determined by the Committees under Section 3.3 in manner that constitutes equitable treatment of the Participant.

2.7 “Jefferies Board” means the Board of Directors of Jefferies.

2.8 “Jefferies Committee” means the Compensation Committee of the Jefferies Board (or any successor to that Committee), the composition and governance of which is established in the Committee’s Charter as approved from time to time by the Jefferies Board. The term “Jefferies Committee” shall refer to the full Jefferies Board in any case in which it is performing any function of the Jefferies Committee under the Plan.

2.9 “Participant” means an individual who has been granted an Award under the Plan, for so long as Vitesse has any obligation under the Plan or an applicable Award agreement with respect to such Award or such Award remains subject to any restriction or other provision under the Plan or the applicable Award agreement. In the event of death of a Participant, the term Participant will mean that Participant’s beneficiaries or estate, unless the context otherwise requires.

2.10 “Restricted Stock” means Shares received in the Spin-Off by the Participant in respect of a Jefferies restricted stock award, which under the applicable Jefferies Plan remain subject to restrictions, including a vesting requirement, subject to the terms of the Plan and the applicable Award agreement.

2.11 “RSU” means a restricted stock unit, which constitutes a right to receive delivery of a Share from Vitesse at a specified date, subject to the terms of the Plan and the applicable Award agreement

2.12“Shares” means shares of Vitesse Common Stock, par value $0.01 per share, and such other securities as may be substituted or resubstituted for Shares pursuant to Section 5.2.

2.13 “Vitesse Board” means the Board of Directors of Vitesse.

2.14“Vitesse Committee” means the Compensation Committee of the Vitesse Board (or any successor to that Committee), the composition and governance of which is established in the Committee’s Charter as approved from time to time by the Vitesse Board. The term “Vitesse Committee” shall refer to the full Vitesse Board in any case in which it is performing any function of the Vitesse Committee under the Plan.

2.15 “Vitesse Option” means a non-qualified stock option to purchase Shares, subject to the terms of the Plan and the applicable Award agreement.

3. Administration

The Plan and Awards shall be administered by the Vitesse Committee and the Jefferies Committee subject to and consistent with the provisions of the Plan:

3.1 Authority of the Jefferies Committee. The Jefferies Committee shall have exclusive and final authority to take the following actions, in each case subject to and consistent with the provisions of the Plan:

(a) To make all determinations relating to the vesting and settlement of Awards, including the achievement of performance conditions, the satisfaction of service-based vesting conditions, the reaching of any settlement date, any discretionary acceleration of vesting and the application of any Jefferies recoupment or clawback right or policy.

(b) To make all determinations regarding other terms of the Award that constitute an obligation of the Participant to Jefferies or a benefit of the Award to Jefferies, including the waiver of any such obligation or benefit if such waiver is within the scope of the authority of the Jefferies Committee under the applicable Jefferies Plan and Award agreement; provided, however, that any modification to an Award that would impose an increased or additional obligation on Vitesse shall be subject approval in accordance with Section 3.3.

(c) To distribute Award agreements and related notices to Participants.

On behalf of the Jefferies Committee, Jefferies will advise Vitesse in a timely manner regarding any of such determinations as well as regarding the vesting and settlement dates of Awards and applicable tax events and tax withholding rates.

3.2 Authority of the Vitesse Committee. The Vitesse Committee shall have exclusive and final authority to take the following actions, in each case subject to and consistent with the provisions of the Plan:

(a) To determine that all legal and other obligations that are conditions to the issuance or delivery of Shares have been satisfied, in accordance with Section 7.3. This will include steps required for Vitesse to comply with requirements under the Securities Act of 1933, as amended.

(b) To make determinations as specified in the Plan, including the determination specified in Section 7.2 (relating to tax withholding).

(c) To establish any Vitesse policy on insider trading and determine its applicability to Participants.

(d) To oversee ministerial functions for the administration of the Plan, including the appointment of such agents as the Vitesse Committee may deem necessary or advisable to administer the Plan.

On behalf of the Vitesse Committee, Vitesse will issue Shares to Participants and take other actions in accordance with the Plan and Award agreements in accordance with the directions and advice provided by Jefferies pursuant to Section 3.1.

3.3 Authority of the Jefferies Committee and Vitesse Committee Acting Jointly. The Jefferies Committee and the Vitesse Committee shall have authority to take the following actions, upon the approval of both Committees, in each case subject to and consistent with the provisions of the Plan:

(a) To prescribe the form of each agreement evidencing an Award, which shall as nearly as possible preserve without enlarging the rights of the Participant under the Jefferies equity award for which the Award is an adjustment, except for modifications specified in the Plan and subject to the exercise of the Jefferies Committee’s authority under Section 3.1.

(b) To adopt, amend, suspend and rescind such rules and regulations as the Committees may deem necessary or advisable to administer the Plan.

(c) To make determinations as specified in the Plan, including Sections 2.6 (relating to Fair Market Value), 5.2 (relating to adjustments), 6.2(b) (relating to method of exercise of Options), 6.4(c) (relating to date of crediting of dividend equivalents, 7.2 (relating to tax withholding) and 8.1 (relating to amendments to the Plan and Award agreements).

(d) To correct any defect or supply any omission or reconcile any inconsistency in the Plan and to construe and interpret the Plan and any Award, rules and regulations, Award agreement or other instrument hereunder.

(e) To make all other decisions and determinations as may be required under the terms of the Plan or as the Committees may deem necessary or advisable for the administration of the Plan, except for determinations authorized under Section 3.1 and ministerial functions governed by Section 3.2(c).

3.4 Delegation. The Committees each may delegate to officers or managers of Vitesse or Jefferies (or any subsidiary) the authority, subject to such terms as that Committee shall determine, to perform functions designated by that Committee, to the extent that such delegation (i) will not result in the loss of an exemption under Rule 16b-3(d) for Awards held by Participants subject to Section 16 of the Exchange Act in respect of Vitesse, (ii) will not result in a related-person transaction with an executive officer required to be disclosed under Item 404(a) of Regulation S-K (in accordance with Instruction 5.a.ii thereunder) under the Exchange Act and (iii) is permitted under applicable provisions of the Delaware General Corporation Law and other applicable laws. Other provisions of the Plan notwithstanding, subject to Section 303A.05 of the Listed Company Manual of the New York Stock Exchange, the Vitesse Board may perform any function of the Vitesse Committee under the Plan in order to ensure that transactions under the Plan are exempt under Rule 16b-3 or for any other reason.

3.5 Limitation of Liability. Each member of the Committees shall be entitled to, in good faith, rely or act upon any report or other information furnished to him by any officer or other employee of Jefferies or Vitesse or any subsidiary, the independent certified public accountants of Jefferies or Vitesse or any executive compensation consultant, legal counsel or other professional retained by Jefferies or Vitesse or any subsidiary to assist in the administration of the Plan. No member of the Committees or the Jefferies Board or Vitesse Board, nor any officer or employee of Jefferies, Vitesse or any subsidiary acting on behalf of the Jefferies Committee or the Vitesse Committee, shall be personally liable for any action, determination or interpretation taken or made in good faith with respect to the Plan.

3.6 Award Agreements. Award agreements shall be provided to Participants in such manner (which may include through an electronic system maintained by Jefferies) as determined by the Jefferies Committee.

4. Eligibility and Awards

4.1. Eligibility. Awards under the Plan shall be granted or deemed to be granted only to current and former employees and non-employee directors of Jefferies holding specified Jefferies equity awards at the Effective Time, as an adjustment to such Jefferies equity awards, as set forth in the table attached hereto as Attachment A. Such awards to be adjusted are referred to herein, in the case of Jefferies stock options, as “Pre-Spin Jefferies Options” and, in the case Jefferies restricted stock units (including variants that are vested share units or are subject to performance-based vesting conditions), as “Pre-Spin Jefferies RSUs.” No other Awards will be granted under the Plan, although outstanding Awards will be subject to adjustment as set forth in Section 5.2. Awards, or portions of awards, of options to purchase Jefferies Common Shares or of restricted stock units (and variants, such as deferred shares and performance-based restricted stock units) that are settleable by issuance of Jefferies Common Shares, if not specified on Attachment A, will not be adjusted by issuance of Awards under this Plan.

4.2 Adjustments to Jefferies Stock Options. Each Pre-Spin Jefferies Option that is outstanding immediately before the Effective Time shall be adjusted, immediately before the Effective Time, into both a continuing Jefferies Option (a “Post-Spin Jefferies Option”) and a Vitesse Option. Each such adjusted award shall be subject to the same material terms and conditions, including with respect to vesting and expiration, after the Effective Time as the terms and conditions applicable to such Pre-Spin Jefferies Option immediately before the adjustment, except for terms and conditions of Vitesse Options that are varied in accordance with this Plan. The adjustments to the Pre-Spin Jefferies Option will be as follows:

(i)

The per-share exercise price of such Post-Spin Jefferies Option shall be equal to the product, rounded up to the nearest one-one-hundredth cent, obtained by multiplying (A) the Post-Spin Jefferies Stock Value by (B) the ratio (the “Option Exercise Price Ratio”) of the per-share exercise price of the corresponding Pre-Spin Jefferies Option divided by the Pre-Spin Jefferies Stock Value. For purposes of this Section 4.2:

The “Post-Spin Jefferies Stock Value” means the closing per-share sales price of Jefferies Common Shares trading “ex distribution” in consolidated trading of New York Stock Exchange-listed securities at market close immediately before the Effective Time; and

The “Pre-Spin Jefferies Stock Value” means the closing per-share sales price of Jefferies Common Shares trading “regular way with due bills” in consolidated trading of New York Stock Exchange-listed securities at market close immediately before the Effective Time.

(ii)

The per-share exercise price of such Vitesse Option shall be equal to the product, rounded up to the nearest one-one-hundredth cent, obtained by multiplying (A) the Vitesse Stock Value by (B) the Option Exercise Price Ratio. For purposes of this Section 4.2:

“Vitesse Stock Value” means the closing per-share sales price of Vitesse Common Stock trading “as when issued” in consolidated trading on the principal securities exchange on which such stock is listed or quoted at market close immediately before the Effective Time.

(iii)(a)

If the Pre-Spin Jefferies Stock Value is less than or equal to $34.96, the number of shares of Vitesse Common Stock subject to such Vitesse Option will be equal to the number of Jefferies shares subject to the Pre-Spin Jefferies Option divided by 8.49668, rounded down to the nearest whole share.

(b) If the Pre-Spin Jefferies Stock Value is greater than $34.96, the number of shares of Vitesse Common Stock subject to such Vitesse Option will be equal to (A) the number of Jefferies shares subject to the Pre-Spin Jefferies Option divided by 8.49668 times (B) the ratio of $11.21 divided by $34.96 divided by (C) (1 minus the Option Exercise Price Ratio), rounded down to the nearest whole share.

(iv)

The number of Jefferies Common Shares subject to such Post-Spin Jefferies Option shall equal (A) the Aggregate Pre-Spin Intrinsic Value minus the Aggregate Vitesse Option Intrinsic Value divided by (B) the Post-Spin Jefferies Intrinsic Value per Option (subject to rounding in a manner ensuring compliance with Internal Revenue Code Section 409A). For purposes of this Section 4.2:

“Aggregate Pre-Spin Intrinsic Value” means the product of (A) the number of shares subject to the Pre-Spin Jefferies Option multiplied by (B) the Pre-Spin Jefferies Stock Value minus the per-share exercise price of the corresponding Pre-Spin Jefferies Option;

“Aggregate Vitesse Option Intrinsic Value” means product of (A) the number of shares subject to the Vitesse Option (determined under Section 4.2(iii) above) multiplied by (B) the Vitesse Stock Value minus the per-share exercise price of such Vitesse Option determined under Section 4.2(ii) above; and

“Post-Spin Jefferies Intrinsic Value per Option” means (A) the Post-Spin Jefferies Stock Value minus the per-share exercise price of the Post-Spin Jefferies Option determined under Section 4.2(i) above.

4.3 Adjustments to Jefferies Restricted Stock Units. Each Pre-Spin Jefferies RSU that is outstanding immediately before the Effective Time shall be adjusted, immediately before the Effective Time, by the grant of Vitesse RSUs in the same number as the number of Vitesse Shares that would have been granted to the Participant in the Spin-Off if the Pre-Spin Jefferies RSUs had been outstanding Jefferies Common Shares at the Effective Time. The Pre-Spin Jefferies RSUs will not be otherwise adjusted (i.e., the number of Jefferies Common Shares underlying the Pre-Spin Jefferies RSUs will not change) as a result of the Spin-Off.

4.4 Adjustments to Jefferies Restricted Stock. Shares of Jefferies restricted stock outstanding the Effective Time will receive Shares in the Spin- Off. Those Shares are treated as an award of Restricted Stock under the Plan. The shares of Jefferies restricted stock will not be otherwise adjusted as a result of the Spin-Off.

5. Shares Available for Awards; Adjustments

5.1 Aggregate Number of Shares Available for Awards. The maximum number of Shares that may be delivered under the Plan shall be 2,182,299, subject to adjustment as provided in Section 5.2. This number does not include the Shares distributed in the Spin-Off to Participants holding Jefferies restricted stock awards, but those Shares will be deemed to be subject to the Plan and the applicable Award agreement. If Shares are not delivered under an Award due to forfeiture or cancellation of the Award, such Shares will not become available for grants of other Awards or reallocation to other persons under the Plan, but will be retained by

Vitesse. Shares to be delivered in connection with Awards may consist, in whole or in part, of authorized and unissued Shares, treasury Shares or Shares acquired in the market for the account of or delivery to a Participant.

5.2 Adjustments. In the event of any transaction or event affecting the outstanding Shares while this Plan is in effect by reason of any Share dividend or split, reorganization, recapitalization, merger, consolidation, spin-off, combination or exchange of Shares, repurchase, liquidation, dissolution or other corporate exchange, any large, special and non-recurring dividend or distribution to stockholders or other similar corporate transaction, Vitesse shall make such substitution or adjustment as determined by the Committees under Section 3.3 to be equitable and in order to preserve, without enlarging, the rights of Participants, as to (i) the exercise price relating to any Option, and (ii) the number and kind of Shares subject to or deliverable in respect of outstanding Awards and reserved therefor under Section 5.1, and/or make provision for payment of cash, other Awards or other property in respect of any outstanding Award. In addition, the Jefferies Committee may adjust performance goals and conditions relating to any performance-based RSUs in any circumstance in which such adjustment is authorized by the Jefferies Plan under which the original equity award was granted. The foregoing notwithstanding, upon the occurrence of an event constituting an “equity restructuring” as defined under Financial Accounting Standards Board Accounting Standards Codification Topic 718 with respect to Shares, each Participant shall have a legal right to the equitable adjustment of his or her outstanding Awards, with the manner of such adjustment to be determined by the Committees as provided in this Section 3.3. If, in a transaction triggering an adjustment hereunder, public stockholders of Vitesse receive cash for their Shares, an adjustment providing for cancellation of an Award in exchange for a cash payment based solely on the then intrinsic value of the Award shall be deemed to meet the requirements of this Section 5.2. Adjustments determined in accordance with Section 3.3 and this Section 5.2 shall be final, binding and conclusive on Jefferies, Vitesse and Participants.

6. Specific Terms of Awards

6.1 General. Persons holding the Jefferies equity awards identified in Section 4 and Attachment A immediately prior to the Effective Time will be automatically granted a corresponding Award of the same type as set forth on Attachment A (or, in the case of Restricted Stock, the Award will be deemed to be granted under the Plan) relating to the number of Shares as set forth in Section 4. Such Awards will be evidenced by an Award agreement (or shall be deemed to be evidenced by an Award agreement, in each case, as determined by the Jefferies Committee in accordance with Section 3.6) that sets forth the same terms as the corresponding Jefferies award relating to vesting, forfeiture, exercisability, settlement, recoupment of gains and other rights and obligations of the Participant, except for modifications provided for under the terms of the Plan, immaterial modifications (including those to facilitate administration) and modifications approved by the Jefferies Committee under Section 3.1. In this regard, an Award granted as an adjustment to an award subject to a predecessor version of the 2003 Plan or 1999 Plan will be subject to the terms of such predecessor plan to the extent provided in the 2003 Plan, the 1999 Plan and the original award agreement, as applicable, except as otherwise provided in this Plan or the Award agreement.

6.2 Options. Options granted under the Plan shall be subject to the following terms and conditions:

(a) Exercise Price. The exercise price per Share purchasable under an Option shall be set as provided in Section 4.2.

(b) Method of Exercise. An Option may be exercised in whole or in part (i) by payment of the exercise price in cash, (ii) through broker-assisted “cashless exercise” arrangements or (iii) by the surrender of Shares or the withholding of Option Shares having a Fair Market Value equal to the exercise price being paid through such surrender or withholding, provided that the Committees, acting under Section 3.3, may limit or eliminate alternatives (ii) or (iii) if they reasonably determine that use of such exercise methods would have a materially detrimental effect on Vitesse. Upon exercise of an Option, Vitesse will promptly deliver Shares by a commercially reasonable method.

6.3 Restricted Stock. Restricted Stock deemed to be granted under the Plan shall be subject to the following terms and conditions:

(a) Grant and Restrictions. Restricted Stock will be subject to the substantial risk of forfeiture and restrictions on transferability as set forth in the applicable Award agreement. Except to the extent restricted under the terms of the Plan and the applicable Award agreement, a Participant granted Restricted Stock shall have all of the rights of a stockholder including the right to vote Restricted Stock and the right to receive dividends as specified in Section 6.3(d) below.

(b) Forfeiture. Except as otherwise determined by the Jefferies Committee or in the applicable Award agreement, upon a Participant’s termination of employment or service to Jefferies during the applicable restriction period, Restricted Stock that is at that time subject to service-based vesting requirements shall be forfeited; provided, however, that the Jefferies Committee may provide, by rule or regulation or in any Award agreement or amendment thereto, or may determine in any individual case, that restrictions or forfeiture conditions relating to Restricted Stock will lapse in whole or in part in the event of terminations resulting from specified causes. Forfeited shares will be reacquired by Vitesse.

(c) Evidence of Share Ownership. Restricted Stock granted under the Plan shall be evidenced by direct registration in book-entry form in an account in the Participant’s name with the Vitesse transfer agent. Such account will be subject to stop-transfer and other conditions and restrictions applicable to such Restricted Stock.

(d) Dividends and Distributions. Participants deemed to be granted Restricted Stock will be entitled to dividends, if any, paid on the Shares, provided that dividends on Restricted Stock deemed to be an adjustment to the Jefferies restricted stock granted under the ECP will be forfeitable or subject to recoupment (clawback) to the same extent as dividends on Jefferies restricted stock under Section 7.6 of the ECP. Unless otherwise determined by the Committee, Shares distributed in connection with a stock split or Share dividend, and other property distributed as a dividend, shall be subject to restrictions and a risk of forfeiture to the same extent as the Restricted Stock with respect to which such Shares or other property have been distributed.

6.4 RSUs. RSUs granted under the Plan shall be subject to the following terms and conditions:

(a) Award and Restrictions. Vesting conditions of RSUs will lapse and Vitesse shall issue Shares in settlement of RSUs as provided in the applicable Award agreement (subject to any valid election as to time of settlement made by the Participant). RSUs will be granted and accounted for including any fractional RSU. No fractional Share will be issued in settlement, but instead cash in lieu of any fractional share that otherwise would have been issuable based on the

Fair Market Value of a Share at the distribution date (or a previous trading date as near to the distribution date as administratively practicable).

(b) Forfeiture. Except as otherwise determined by the Jefferies Committee, upon termination of employment or service during the applicable deferral period or portion thereof to which forfeiture conditions apply (as provided in the applicable Award agreement), all RSUs that are at that time subject to such risk of forfeiture shall be forfeited; provided, however, that the Jefferies Committee may provide, by rule or regulation or in any Award agreement or amendment thereto, or may determine in any individual case, that restrictions or forfeiture conditions relating to RSUs will lapse in whole or in part in the event of terminations resulting from specified causes. Shares underlying forfeited RSUs will be retained by Vitesse.

(c) Dividend Equivalents. RSUs will be credited with cash amounts in the form of dividend equivalents equal to the regular quarterly dividends declared and paid on Shares, which amounts will be paid or distributed when accrued (i.e., at the dividend payment date) or accrued and carried as cash credits to be paid at the time of settlement of the RSUs. The timing of payment of accrued dividend equivalents will be the same as for dividend equivalents credited on the corresponding Jefferies restricted stock units. In the case of accrued cash amounts to be paid at the time of settlement of the RSUs, such amounts will not be credited with interest. Credited dividend equivalents will be subject to vesting requirements and other restrictions as specified in the applicable Award agreement, provided that dividend equivalents resulting from RSUs issued as an adjustment to Jefferies RSUs granted under the ECP will be forfeitable to the same extent as dividend equivalents on the corresponding Jefferies RSUs under Section 7.6 of the ECP and dividend equivalents resulting from RSUs issued as an adjustment to Jefferies performance-based RSUs granted under the 2003 Plan will be forfeitable to the same extent as dividend equivalents on the corresponding Jefferies performance-based RSUs under Section 7.6 of the 2003 Plan.

6.5 Change in Control. If any Jefferies equity award provides for acceleration of vesting upon a change in control of Jefferies or upon a termination of service at or following such a change in control, the agreement evidencing the Award granted or deemed granted hereunder as an adjustment to such Jefferies equity award will provide also for acceleration of vesting (regardless of employment status) upon a Change in Control, as defined in the Vitesse Long-Term Incentive Plan (as in effect immediately following the Effective Time) (a “Change in Control”). If any Jefferies equity award provides for acceleration of settlement upon a change in control of Jefferies or upon a termination of service at or following such a change in control, the agreement evidencing the Award granted or deemed granted hereunder as an adjustment to such Jefferies equity award will provide for acceleration of settlement upon a Change in Control or upon a termination of service at or following a Change in Control, in terms parallel to those of the Jefferies equity award, provided that, if the Award constitutes a deferral of compensation for purposes of Code Section 409A, a settlement triggered by the Change in Control (but not a settlement triggered by separation from service following a Change in Control) will occur only if the event qualifying as a Change in Control, or an event closely associated therewith, constitutes a change in the ownership of Vitesse, a change in effective control of Vitesse or a change in the ownership of a substantial portion of the assets of Vitesse as defined in Treasury Regulation § 1.409A-3(i)(5). Awards will also be subject to acceleration of vesting or settlement upon a change in control of Jefferies or upon a termination of service at or following such a change in control on terms parallel to those of the corresponding Jefferies equity award.

7. Certain Provisions Applicable to Awards

7.1 Acceleration. The vesting of any Award or settlement of RSUs may be accelerated, in the discretion of the Jefferies Committee or upon occurrence of one or more events specified by the Jefferies Committee, except that settlement of an Award shall not be accelerated if such action would result in a tax penalty under Code Section 409A.

7.2 Taxes. Awards shall be subject to, and each Participant shall pay, applicable withholding taxes under U.S. federal (including FICA), state and local law (and any applicable tax law of a foreign jurisdiction). Jefferies is obligated to withhold taxes relating to Awards and pay such withheld amounts to tax authorities. A Participant may elect, prior to an applicable withholding date, to pay to Jefferies the withholding amount in cash in an arrangement satisfactory to Jefferies. If a Participant has not made this election, the manner of withholding shall be determined by the Committees, which may include (i), in the case of RSUs or restricted stock vesting or being settled at a given date, Jefferies will withhold from the Jefferies Common Shares to be delivered upon vesting or settlement of the corresponding Jefferies award at that date sufficient Jefferies Common Shares to satisfy the withholding requirement applicable to the corresponding Vitesse award, or (ii) Vitesse will arrange to deliver Shares issuable upon exercise or settlement of an Award to a designated broker that maintains an account for the Participant, which broker will sell sufficient Shares in the market and remit the proceeds to Jefferies to satisfy tax withholding obligations, or (iii), if authorized by the Vitesse Committee under Section 3.2, Vitesse will withhold from any delivery of Shares in connection with an exercise or settlement of an Award or any other payment relating to an Award (including credited dividend equivalents) any required withholding amount and pay to Jefferies the Fair Market Value of the withheld Shares and any cash withheld, so that Jefferies may satisfy the applicable withholding obligation. Jefferies will advise Vitesse in advance of a tax withholding date regarding the tax withholding rates applicable to a Participant if necessary to implement tax withholding under this Section 7.2.

7.3 Compliance with Laws and Obligations. Vitesse may delay the issuance or delivery of Shares in connection with any Award or the taking of any other action under the Plan in a transaction subject to the registration requirements of the Securities Act of 1933, as amended, or any other federal or state securities law, any requirement under any listing agreement between Vitesse and any national securities exchange or automated quotation system, or any other law, regulation or contractual obligation of Vitesse, until Vitesse is satisfied that such laws, regulations and other Vitesse obligations have been complied with in full; provided, however, that Vitesse will use its best efforts to achieve such full compliance in a manner that enables Vitesse to fulfill its obligations under the Plan in a timely fashion. Shares issued under the Plan will be subject to such stop-transfer orders and other restrictions as may be applicable under such laws, regulations and other Vitesse obligations.

7.4 Certain Additional Provisions of the Jefferies Plans Applicable to Awards

(a) ECP Provisions: Awards granted or deemed to be granted as an adjustment to awards granted under the ECP shall be subject to the following provisions of the ECP to the same extent as the corresponding Jefferies award. For this purpose, references in the ECP provisions to the Committee refer to the Jefferies Committee and to the Company refer to Jefferies:

(i) ECP Section 7.4, providing for cancellation or rescission of awards in the event the Participant takes actions or has failed to take actions resulting in harm to the business interests of Jefferies.

(ii) ECP Section 7.7, providing for recoupment or clawback.

(iii) ECP Section 7.8, providing for a required Award holding period. The Jefferies Committee can waive this requirement. The retention requirement will apply to the aggregate of the original Jefferies award and the corresponding Award granted or deemed to be granted as an adjustment (so, for example, if sufficient Jefferies shares are retained with respect to the corresponding Jefferies award, no Shares would need to be retained with respect to the Award).

(iv) ECP Section 7.9, which shall be deemed to prohibit loans from Jefferies or Vitesse to a Participant.

(v) ECP Section 9.2, prohibiting transfers of Awards, subject to limited exceptions. Transfers that may be permitted under Section 9.2 will require approval of the Vitesse Committee under Section 3.2.

(vi) ECP Sections 9.3 (No Right to Continued Employment; Leaves of Absence); 9.6 (409A Awards and Deferrals); 9.7 (No Rights to Awards; No Shareholder Rights); 9.8 (International Participants); 9.9 (Unfunded Status of Awards; Creation of Trusts); 9.11 (Payments in the Event of Forfeitures; Fractional Shares).

(b) 2003 Plan Provisions: Awards granted or deemed to be granted as an adjustment to awards granted under the 2003 Plan shall be subject to the following provisions of the 2003 Plan to the same extent as the corresponding Jefferies award. For this purpose, references in the 2003 Plan provisions to the Committee refer to the Jefferies Committee and to the Company refer to Jefferies:

(i) 2003 Plan Section 7.4, providing for cancellation or rescission of awards in the event the Participant takes actions or has failed to take actions resulting in harm to the business interests of Jefferies.

(ii) 2003 Plan Section 7.7, providing for recoupment or clawback.

(iii) 2003 Plan Section 7.8, providing for a required Award holding period. The Jefferies Committee can waive this requirement. The retention requirement will apply to the aggregate of the original Jefferies award and the corresponding Award granted or deemed to be granted as an adjustment (so, for example, if sufficient Jefferies shares are retained with respect to the corresponding Jefferies award, no Shares would need to be retained with respect to the Award).

(iv) 2003 Plan Section 9.2, prohibiting transfers of Awards, subject to limited exceptions. Transfers that may be permitted under Section 9.2 will require approval of the Vitesse Committee under Section 3.2.

(v) 2003 Plan Sections 9.2 (Limitations on Transferability); 9.3 (No Right to Continued Employment; Leaves of Absence); 9.6 (409A Awards and Deferrals); 9.7 (No Rights to Awards; No Shareholder Rights); 9.8 (International Participants); 9.9 (Unfunded Status of Awards; Creation of Trusts); 9.10 (Nonexclusivity of the Plan); 9.11 (Payments in the Event of Forfeitures; Fractional Shares).

(c) 1999 Plan Provisions: Awards granted or deemed to be granted as an adjustment to awards granted under the 1999 Plan shall be subject to the provisions of the 2003

Plan to the same extent as the corresponding Jefferies award, including under Sections 7, 9 and 11 of the 1999 Plan.

8. Other Provisions

8.1 Changes to the Plan and Awards. The Committees, acting under Section 3.3, may amend, suspend, discontinue or terminate the Plan or amend an outstanding Award or Award agreement. Such action shall not require the consent of Jefferies shareholders, Vitesse stockholders or Participants, except that (i) any such action shall be subject to the approval of Vitesse stockholders at or before the next annual meeting of stockholders for which the record date is after the date of the Committees’ action if such stockholder approval is required by any applicable federal or state law or regulation or the rules of the New York Stock Exchange, and the Committees may otherwise, in their discretion, determine to submit other such amendments to Vitesse stockholders for approval, and (ii), without the consent of an affected Participant, no such action may materially impair the rights of such Participant under any outstanding Award. Other provisions of the Plan notwithstanding, without the prior approval of Vitesse stockholders, Vitesse and the Committees will not amend or replace outstanding Options in a transaction that constitutes a “repricing,” as that term is defined in Section 303A.08 of the Listed Company Manual of the New York Stock Exchange or any other transaction resulting in a reduction in exercise price or base price or any cancellation of an Award or award at a time when its exercise price or base price exceeds the fair market value of the underlying Shares in exchange for another Option, any other Award or cash.

8.2 Successors and Assigns. The Plan shall be binding on all successors and assigns of Jefferies, Vitesse and a Participant, including any permitted transferee of a Participant, the Beneficiary or estate of such Participant and the executor, administrator or trustee of such estate, or any receiver or trustee in bankruptcy or representative of the Participant’s creditors.

8.3 Governing Law. The validity, construction, and effect of the Plan, any rules and regulations under the Plan, and any Award agreement will be determined in accordance with the laws of the State of New York (including those governing contracts), without giving effect to principles of conflicts of laws, and applicable federal law.

8.4 Plan Termination. The Plan will terminate at such time as Jefferies, Vitesse and Participants have no further rights or obligations with respect to outstanding Awards or otherwise under the Plan.